UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2009

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2009, the Board of Directors of Columbia Banking System, Inc. (the “Company”) approved awards of long-term restricted stock under the Company’s Amended and Restated Stock Option and Equity Compensation Plan to the Company’s Chief Executive Officer, Chief Financial Officer and the other executive officers whose compensation was disclosed in the Company’s 2009 proxy statement. The awards were designed to comply with the requirements for long-term restricted stock under U.S. Treasury Department rules applicable to participants in the Treasury’s Capital Purchase Program (the “CPP”).

The awards will vest as follows, subject to earlier vesting upon the grantee’s death or disability or in the event of a change of control of the Company: 20% on the second anniversary of the grant date, 30% on the third anniversary, and 50% on the fourth anniversary. In addition, shares that vest may not be sold or otherwise transferred, other than to pay applicable taxes, except to the extent the Treasury’s investment in the Company under the CPP is repaid (with transfer restrictions lapsing as to 25% of the shares for each 25% of the CPP investment that is repaid).

The number of shares underlying each award is as follows: Melanie J. Dressel: 6,000; Gary R. Schminkey: 3,000; Mark W. Nelson: 3,000; Andrew L. McDonald: 2,500; and Kent L. Roberts: 2,500. The form of agreement for awards of long-term restricted stock is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Long-Term Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2010	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ KENT L. ROBERTS
Kent L. Roberts
Executive Vice President and Director of Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Long-Term Restricted Stock Award Agreement